Contacts:
Audrey Lincoff	Tracy Moran
Starbucks Media Relations	Starbucks Investor Relations
(206) 318-5013	(206) 318-7806
alincoff@starbucks.com	tmoran@starbucks.com

Starbucks Chief Executive Orin Smith Announces Upcoming Retirement;
North America President Jim Donald Promoted to CEO Designate;
Executive Vice President Jim Alling Promoted to President, Starbucks Coffee U.S.
Chairman Howard Schultz’s Continued Commitment and Depth of Leadership Team
Positions Starbucks for Strategic Growth Worldwide

SEATTLE; October 12, 2004 — Starbucks Corporation (Nasdaq: SBUX) today announced that effective March 31, 2005, Orin Smith, will retire from his position as Starbucks president and ceo. Smith, 62, will be succeeded by Jim Donald, Starbucks president, North America, who will be promoted to president and chief executive officer on March 31, 2005 and will serve in the role of ceo designate until that time. Additionally, Jim Alling, executive vice president, Business and Operations, U.S.A., has been promoted to the newly-created position of president, Starbucks Coffee U.S., effective immediately.

“It is with both deep admiration and gratitude that we accept Orin’s decision to retire,” said Howard Schultz, Starbucks chairman and chief global strategist. “Orin has been my long-term business partner in building Starbucks, and more important, my dear friend. His business acumen has helped Starbucks become one of the most respected global brands; his passion and respect for people and coffee is a true reflection of Starbucks culture, mission and guiding principles.”

When Smith joined Starbucks in 1990, the Company had 45 stores in two countries, with revenues of $19 million. During his five years as ceo, Starbucks has increased store count from 2,498 and annual total net revenues of $1.7 billion at fiscal year end 1999 to more than 8,500 locations and more than $5 billion in annual total net revenues today. Over that same time period, Starbucks market capitalization grew from $4.5 billion to more than $18 billion and the Company’s split-adjusted, diluted earnings per share increased from $0.27 to Starbucks target of $0.94 to $0.95 for fiscal 2004. Smith is also credited with sponsoring Starbucks Corporate Social Responsibility programs, which have resulted in worldwide recognition for the Company’s initiatives in giving back to communities in which it operates retail stores and improving the lives of those who produce its coffee.

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“Today, it is with immense gratitude, pride and sadness that I announce my upcoming retirement,” stated Orin Smith, Starbucks president and ceo. “For more than 14 years, I have had one of the most incredible journeys business has to offer and it has enriched my life in countless ways. I am honored to have been part of this journey, proud of what we have accomplished, and excited about the opportunities that lie ahead.

“I don’t need to reflect on the reasons for our success,” continued Smith. “I know it is the passion and commitment that our people have for this company, our customers, our coffee and one another that has made this such a great company. Our people have inspired me and enriched my own life beyond measure; I will miss them more than I can say.”

For more than twenty years, Schultz, 51, has surrounded himself with world-class leaders like Howard Behar, former president, Starbucks North America and Starbucks Coffee International, and Smith. The tradition continues with Donald, who has worked closely with Schultz and Smith over the last two years to maintain the Company’s momentum as it solidifies its position as an enduring global brand. When Smith retires, Schultz will continue to provide leadership as chairman and will partner with Donald to take the Company into its next phase of growth and innovation.

“My commitment to Starbucks and our people remains unwavering, and I am more enthusiastic about the opportunities for Starbucks than ever before,” remarked Schultz. “I have always maintained that we are in the early days of the growth and development of the Company, which has been validated by overwhelming customer acceptance in every community where we operate.

“Jim’s promotion in March to the role of president and ceo represents a natural evolution in leadership for the Company that demonstrates the strength and depth of the senior leadership team,” continued Schultz. “Starbucks is fortunate to have identified a successor to Smith who has such outstanding business expertise, wisdom and years of chief executive experience. I look forward to working with Jim as he assumes this important role.”

Donald, 50, joined Starbucks in 2002 as president, North America. In this position, Donald has been responsible for the overall management, business development and operations of Starbucks in all North American markets. During this period, the Company has experienced record financial performance, attributable largely to the success in North America.

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Prior to Starbucks, Donald served as chairman, president and ceo for Pathmark Stores, Inc. Donald was a key executive in Wal-mart’s development of the Wal-mart Super Center, supervising all merchandising, distribution, store design and real estate operations. Jim has more than 30 years of national retail and supermarket experience.

“I am truly honored to succeed Orin, who has been recognized as one of the most successful leaders in business today,” said Donald. “When I joined Starbucks two years ago, I was optimistic about the opportunities that lay before us. Today, I recognize that the realm of possibilities is virtually endless, and I am proud to be part of Starbucks world-class management team.”

“Jim is an exceptional leader who exemplifies the culture and values of Starbucks in everything he does,” said Smith. “When I hired Jim, I was confident that he was the right person to succeed me in this role. I believe that Jim is well-positioned to lead the Company’s continued growth, while enriching the human connections with our people.”

“Starbucks has done an excellent job of developing and executing a ceo succession plan, which is always a critical component of a Company’s growth and development,” said Craig Weatherup, a long-time Starbucks Board member. “As a result, the Board is confident in senior leadership’s ability to successfully execute Starbucks long-term business strategy.”

As further evidence of the Starbucks focus on succession planning to help ensure seamless transitions in executive leadership, Jim Alling was promoted to the newly created position of president, Starbucks Coffee U.S.

Alling, 43, joined Starbucks in 1997 as senior vice president, Grocery, and became senior vice president, Specialty Sales and Marketing, in 1998. He was promoted to executive vice president, Business and Operations, U.S.A., in November 2003. In this role, Alling was charged with oversight for all U.S. operations (both Company-operated and licensed), Marketing, Foodservice, Seattle Coffee Company businesses, Tazo and Store Development.

“In my seven years at Starbucks, I have had the privilege of working closely with Howard, Orin and most recently Jim Donald, among other outstanding leaders throughout the organization,” said Alling. “I truly believe that Starbucks has even greater potential than I ever imagined, and I am gratified to have earned the opportunity to serve in this new role.”

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About Starbucks Corporation

Starbucks Corporation is the leading retailer, roaster and brand of specialty coffee in the world, with more than 8,500 retail locations in North America, Latin America, Europe, the Middle East and the Pacific Rim. The Company is committed to offering the highest quality coffee and the Starbucks Experience while conducting its business in ways that produce social, environmental and economic benefits for communities in which it does business. In addition to its retail operations, the Company produces and sells bottled Frappuccino® coffee drinks, Starbucks DoubleShot® coffee drink, and a line of superpremium ice creams through its joint venture partnerships. The Company’s brand portfolio provides a wide variety of consumer products. Tazo Tea’s line of innovative superpremium teas and Hear Music’s exceptional compact discs enhance the Starbucks Experience through best-of-class products. The Seattle’s Best Coffee® and Torrefazione Italia® Coffee brands enable Starbucks to appeal to a broader consumer base by offering an alternative variety of coffee flavor profiles.

Forward Looking Statement

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including the timing of various executive officer changes, are all based on currently available information and are subject to various risks and uncertainties. The actual timing of the changes could differ materially depending on a variety of factors including, but not limited to, domestic or international events or developments and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Certain Additional Risks and Uncertainties” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 28, 2003.

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